EXHIBIT 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

AND SECURITY AGREEMENTS

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND SECURITY AGREEMENTS (“Amendment”), dated as of July 29, 2003 (the “Amendment Date”), is among Texas Industries, Inc., TXI Operations, LP, Riverside Cement Company, Chaparral Steel Midlothian, LP, Chaparral (Virginia) Inc., Bank of America, N.A. (in its capacity as administrative agent for the Lenders), and each of the lending institutions party hereto.

RECITALS:

A. The Obligated Parties, the Lenders, and the Administrative Agent have entered into that certain Credit Agreement dated as of June 6, 2003 (the “Credit Agreement”) pursuant to which the Lenders have provided certain credit facilities to the Borrowers.

B. The Obligated Parties have requested that the Lenders amend certain provisions of the Credit Agreement as provided hereinbelow.

C. Subject to satisfaction of the conditions set forth herein, the Lenders are willing to amend the Credit Agreement as specifically provided herein.

NOW, THEREFORE, BE IT RESOLVED THAT, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.

ARTICLE 2

Amendments

Section 2.1 Amendment to Cover Page of the Credit Agreement. Effective as of the Amendment Date, the cover page of the Credit Agreement is amended and restated in its entirety to read as set forth in Annex A of this Amendment.

Section 2.2 Amendment to Section 1.4 of the Credit Agreement. Effective as of the Amendment Date, Section 1.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

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Section 1.4 Bank Products. Any Obligated Party may obtain Bank Products from any Lender or any Lender’s Affiliates, although no Obligated Party is required to do so. To the extent Bank Products are provided by a Lender or an Affiliate of a Lender, the Obligated Parties agree to indemnify and hold the Administrative Agent and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Administrative Agent or any Lender related to such Bank Products; provided, however, nothing contained herein is intended to limit any Obligated Party’s rights, with respect to any Lender or its Affiliates providing such Bank Products, if any, which arise as a result of the execution of documents by and between such Obligated Party and such Lender or its Affiliates which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. Each Obligated Party acknowledges and agrees that the obtaining of Bank Products from a Lender or its Affiliates (a) is in the sole and absolute discretion of such Lender or its Affiliates, and (b) is subject to all rules and regulations of such Lender or its Affiliates.

Section 2.3 Amendment to Section 1.2 of the Credit Agreement. Effective as of the Amendment Date, clause (B) in the fifth sentence of Section 1.2(i) of the Credit Agreement is amended and restated to read in its entirety “(B) the requested Borrowing exceeds the Availability on the applicable Funding Date prior to giving effect to such requested Borrowing or the Aggregate Revolver Outstandings would exceed the Borrowing Base after giving effect to such Borrowing”.

Section 2.4 Amendment to Section 3.7 of the Credit Agreement. Effective as of the Amendment Date, the second sentence of Section 3.7 of the Credit Agreement is amended and restated to read in its entirety as follows:

All payments shall be remitted to the Administrative Agent and all such payments not relating to principal or interest of specific Revolving Loans, or not constituting payment of specific fees, and all proceeds of any Obligated Party’s Accounts or any other Collateral received by the Administrative Agent, shall be applied, ratably, subject to the other provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements, then due to the Administrative Agent from the Borrowers (excluding any amounts relating to Bank Products), second, to pay any fees, indemnities, or expense reimbursements then due to any of the Lenders from the Borrowers, third, to pay interest due in respect of the Revolving Loans, including Non-Ratable Loans and Agent Advances, fourth, to pay or prepay principal of the Non-Ratable Loans and the Agent Advances, fifth, to pay or prepay principal of the Revolving Loans (other than the Non-Ratable Loans and the Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit, sixth, during the existence of a Default or an Event of Default, to pay an amount to the Administrative Agent equal to 100% of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit, to be held as cash collateral for such Obligations, and seventh, to the payment of any amounts relating to Bank Products due to the Administrative Agent (including the Bank in its capacity as the provider of any Bank Products) or

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any Lender by the Obligated Parties; provided that, (y) if any Lender (or its Affiliates) other than the Bank (or its Affiliates) provides Bank Products to an Obligated Party, such Lender shall provide notice to the Administrative Agent of the current exposure of the Obligated Parties to such Lender under such Bank Products (and any increase in such exposure since the last report) no less frequently than monthly and whenever requested by the Administrative Agent and (z) if there is any increase in the exposure of the Obligated Parties to such Lender under such Bank Products and such Lender fails to provide notice to the Administrative Agent of such increased exposure as required in clause (y) preceding, then, notwithstanding anything to the contrary in this Agreement or any other Loan Document, such increased exposure which has not been reported to the Administrative Agent, except to the extent such increase in exposure has occurred within seven days of the immediately preceding such notice and is not in excess of $500,000, shall not constitute an Obligation and shall not be secured by the Agent’s Liens.

Section 2.5 Amendment to Section 4.6 of the Credit Agreement. Effective as of the Amendment Date, Section 4.6 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Section 4.6 Certification of Compensation. If any Lender claims reimbursement or compensation under this Article 4, such Lender shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the amount payable to the affected Lender and the Administrative Agent shall deliver such certificate to the Borrowers, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

Section 2.6 Amendment to Section 7.28 of the Credit Agreement. Effective as of the Amendment Date, Section 7.28 of the Credit Agreement is amended as follows:

(a) Section 7.28(a) is hereby amended and restated to read in its entirety as follows:

In the event that the Subsidiaries of the Parent which are not Obligated Parties hereunder (collectively referred to in this Section as the “excluded Subsidiaries”) own assets, excluding intercompany notes and accounts, with an aggregate book value or fair market value in excess of 5.0% of all assets, excluding intercompany notes and accounts, of the Parent and its Subsidiaries or have revenue in any Fiscal Year in excess of 5.0% of the revenue of the Parent and its Subsidiaries, the Obligated Parties shall notify the Administrative Agent in writing thereof and with the Majority Lenders’ consent pursuant to Section 13.22 cause one or more of the excluded Subsidiaries to become, either a Borrower and a Guarantor or a Guarantor (but not a Borrower) subject to the terms of this Agreement to the extent required to cause the aggregate book value or fair market value of all assets, excluding intercompany notes and accounts, owned by the excluded Subsidiaries to be equal to or less than 5.0% of the assets,

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excluding intercompany notes and accounts, of the Parent and its Subsidiaries and to cause the revenue of the excluded Subsidiaries, collectively, to be equal to or less than 5.0% of the revenue of the Parent and its Subsidiaries. In the event that an insufficient number of the Parent’s Subsidiaries are acceptable to the Majority Lenders for joinder hereto as Obligated Parties (as applicable) as may be required pursuant to this Section, no Event of Default shall result from such occurrence and each reference to “5.0%” in this Section 7.28(a) shall instead be a reference to 10.0%.

(b) The first sentence of Section 7.28(b) is amended and restated to read in its entirety as follows:

Upon addition of any Subsidiary of the Parent as an Obligated Party hereunder, such new Obligated Party shall (x) grant Liens on its property which constitutes Collateral to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, pursuant to such documents as the Administrative Agent may reasonably deem necessary and deliver such property, documents, and instruments as the Administrative Agent may request to perfect the Agent’s Liens in any property of such new Obligated Party which constitutes Collateral, (y) execute a Guaranty Agreement as required by Section 7.27, and (z) in connection with the foregoing requirements, or either of them, deliver to the Administrative Agent (in its discretion) all items of the type required by Section 8.1 (as applicable).

Section 2.7 Amendment to Section 9.1 of the Credit Agreement. Effective as of the Amendment Date, clause (i) of Section 9.1(c) of the Credit Agreement is hereby amended and restated to read in its entirety “(i) observance or performance of any of the covenants and agreements contained in clauses (a),(b), (d), (e), (h), (k), and (l) of Section 5.2, Section 5.3(a), Section 7.2 (insofar as it requires the preservation of the existence of the Obligated Parties), or Section 7.9 through Section 7.28, or Section 2.3 and Section 2.9 through Section 2.11 of the Security Agreements”.

Section 2.8 Amendment to Section 11.1 of the Credit Agreement. Effective as of the Amendment Date, clause (i) of Section 11.1(d) of the Credit Agreement is hereby amended and restated to read “(i) the Administrative Agent may, in its sole discretion and notwithstanding the limitations contained in Section 11.1(b)(v) and Section 11.1(b)(ix) and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(j), and no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and”.

Section 2.9 Amendment to Section 12.5 of the Credit Agreement. Effective as of the Amendment Date, the first sentence of Section 12.5 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

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The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Administrative Agent shall have received written notice from an Obligated Party or the Majority Lenders referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”, and the Administrative Agent shall have had a reasonable opportunity to confirm the existence of any such described Default or Event of Default.

Section 2.10 Amendment to Section 12.11 of the Credit Agreement. Effective as of the Amendment Date, the first sentence of Section 12.11(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

The Lenders hereby irrevocably authorize the Administrative Agent to release any Guarantor as provided in Section 7.9 and to release any Agent’s Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Revolving Loans and reimbursement obligations in respect of Letters of Credit, and the termination or collateralization as provided in Section 1.3(g) of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations, (ii) constituting property being sold or disposed of if the Obligated Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with Section 7.9 (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Obligated Party owned any interest at the time the Lien was granted or at any time thereafter, or (iv) constituting property leased to an Obligated Party under a lease which has expired or been terminated in a transaction permitted under this Agreement.

Section 2.11 Amendment to Section 13.22 of the Credit Agreement. Effective as of the Amendment Date, Section 13.22 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Section 13.22 Additional Borrowers and Guarantors. Addition of any Person as a Borrower or a Guarantor to this Agreement is subject to approval of the Majority Lenders, and may be conditioned upon such requirements as they may determine in their discretion, including, without limitation, (a) the furnishing of such financial and other information as the Administrative Agent or any such Lender may request, (b) approval by all appropriate approval authorities of each such Lender, and (c) execution and delivery by the Obligated Parties, such Person, the Administrative Agent, and the Majority Lenders of such agreements and other documentation (including, without limitation, an amendment to this Agreement or any other Loan Document), and the furnishing by such Person or any of the Obligated Parties of such certificates, opinions, and other documentation, as the Administrative Agent and any such Lender may request. No Lender shall have any obligation to approve any such Person for addition as a party to this Agreement.

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Section 2.12 Amendment to Annex A of the Credit Agreement. Effective as of the Amendment Date, Annex A of the Credit Agreement is hereby amended as follows.

(a) The definition of “Bank Product Reserves” in Annex A is hereby amended and restated to read in its entirety as follows:

“Bank Product Reserves” means (a) the Interest Hedge Reserve and (b) all other reserves which the Administrative Agent from time to time establishes in its reasonable credit judgment for the other Bank Products then provided or outstanding; provided that without limiting the foregoing, (x) the Administrative Agent shall not be required to establish any Bank Product Reserve with respect to any Bank Products provided by any Lender (or any of its Affiliates) for which the applicable Lender has not requested that the Administrative Agent establish a Reserve with respect thereto in advance of actually providing such Bank Products to the Obligated Parties, (y) the amount of any Bank Product Reserve requested by any Lender shall accurately reflect such Lender’s estimate of the obligations of the applicable Obligated Party for such Bank Products, and (z) the Administrative Agent shall not be responsible for adjusting the amount of any Bank Product Reserve from time to time without notice from the applicable Lender to make any such adjustment.

(b) A new definition, “Interest Hedge Reserve,” is inserted in Annex A in alphabetical order and shall read in its entirety as follows:

“Interest Hedge Reserve” means a Reserve (such Reserve constituting a Bank Product Reserve) established with respect to a Hedge Agreement which limits or fixes interest payable by the Obligated Parties equal to (a) at any time Availability (after giving effect to all Reserves) is greater than or equal to $40,000,000, the amount by which the net mark-to-market exposure exceeds $5,000,000 and (b) at any time Availability (after giving effect to all Reserves) is less than $40,000,000, the amount of the net mark-to-market exposure. For purposes of this definition, “net mark-to-market exposure” means, as of any date, the aggregate net payment obligations of the Obligated Parties with respect to all Hedge Agreements, whether one or more, entered into between one or more of the Obligated Parties and any of the Lenders with respect to any interest payable pursuant to this Agreement or under the Senior Notes if such Hedge Agreements were terminated as of such date.

(c) The definition of “Obligations” in Annex A of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Obligated Parties, or any of them, to the Administrative Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other

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Loan Documents, whether or not evidenced by any note, or other similar instrument or document, whether arising from an extension of credit, opening of a letter of credit, loan, guaranty, indemnification, or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees, and any other sums chargeable to any Obligated Party hereunder or under any of the other Loan Documents (subject to the limitation in clause “seventh” of Section 3.7). “Obligations” includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities, and obligations now or hereafter arising from or in connection with Bank Products (subject to the limitation in clause “seventh” of Section 3.7).

Section 2.13 Amendment to Section 2.10 of the Security Agreements. Effective as of the Amendment Date, each reference in Section 2.10 of the Security Agreements to “Dominion Termination Event” shall be amended to read “Dominion Termination Period”.

ARTICLE 3

Conditions

Section 3.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a) The Administrative Agent shall have received all of the following, each dated the date of this Amendment (unless otherwise indicated), in form and substance satisfactory to the Administrative Agent:

(i) Amendment Documents. This Amendment and any other instrument, document, or certificate reasonably required by the Administrative Agent to be executed or delivered by the Obligated Parties in connection with this Amendment, in each case duly executed (the “Amendment Documents”);

(ii) Additional Information. The Administrative Agent shall have received such additional documents, instruments, and information as the Administrative Agent may reasonably request to effect the transactions contemplated hereby; and

(iii) Expenses. The Borrowers shall have paid to the Administrative Agent all fees, costs, and expenses owed to and/or incurred by the Administrative Agent in connection with the Credit Agreement or this Amendment.

(b) The representations and warranties contained herein, in the Credit Agreement and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof except for such representations and warranties limited by their terms to a specific date.

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(c) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents, and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to Administrative Agent; and

(d) No Default or Event of Default shall be in existence after giving effect to this Amendment.

ARTICLE 4

Miscellaneous

Section 4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each of the Obligated Parties, the Administrative Agent, and the Lenders agree that the Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding, and enforceable in accordance with their respective terms.

Section 4.2 Representations and Warranties. Each Obligated Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery, and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of such Obligated Party and will not violate such Obligated Party’s organizational or governing document, (b) the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof, in all material respects, as if made again on and as of the date hereof except for such representations and warranties limited by their terms to a specific date, and (c) after giving effect to this Amendment, no Default or Event of Default exists.

Section 4.3 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document, including any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or any Lender, or any closing, shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

Section 4.4 Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement, the Amendment Documents, and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.

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Section 4.5 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 4.6 Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AND THE APPLICABLE LAWS OF THE U.S.

Section 4.7 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Obligated Parties, the Administrative Agent, and the Lenders and their respective successors and assigns, except no Obligated Party may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of the Lenders.

Section 4.8 Counterparts. This Amendment may be executed in one or more counterparts, and on telecopy counterparts each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

Section 4.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 4.10 Entire Agreement. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts effective as of the Effective Date specified in the preamble hereof.

OBLIGATED PARTIES:

TEXAS INDUSTRIES, INC.

By:	/s/ Kenneth R. Allen
Name:	Kenneth R. Allen
Title:	Vice President & Treasurer

TXI OPERATIONS, LP

	By:	TXI OPERATING TRUST,
general partner

		By:	/s/ Kenneth R. Allen
		Name:	Kenneth R. Allen
		Title:	Vice President & Treasurer

RIVERSIDE CEMENT COMPANY

By:	/s/ Kenneth R. Allen
Name:	Kenneth R. Allen
Title:	Assistant General Manager—Treasurer

CHAPARRAL STEEL MIDLOTHIAN, LP

	By:	CHAPARRAL STEEL
TEXAS, INC.,
general partner

		By:	/s/ Kenneth R. Allen
		Name:	Kenneth R. Allen
		Title:	Vice President & Treasurer

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CHAPARRAL (VIRGINIA) INC.

By:	/s/ Kenneth R. Allen
Name:	Kenneth R. Allen
Title:	Vice President & Treasurer

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ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:	/s/ T. Eggertsen
Name:	Todd Eggertsen
Title:	Asst. Vice President

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ T. Eggertsen
Name:	Todd Eggertsen
Title:	Asst. Vice President

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ANNEX A

TO

FIRST AMENDMENT TO CREDIT AGREEMENT

Revised Cover Page of the Credit Agreement

ANNEX A - Cover Page

CREDIT AGREEMENT

Dated as of June 6, 2003

among

THE FINANCIAL INSTITUTIONS NAMED HEREIN,

as the Lenders,

BANK OF AMERICA, N.A.,

as the Administrative Agent,

TEXAS INDUSTRIES, INC.,

as an Obligated Party,

and

TXI OPERATIONS, LP,

RIVERSIDE CEMENT COMPANY,

CHAPARRAL STEEL MIDLOTHIAN, LP

and

CHAPARRAL (VIRGINIA) INC.,

as the Borrowers

BANC OF AMERICA SECURITIES LLC

Lead Arranger and Book Manager

WELLS FARGO FOOTHILL, LLC

Syndication Agent

JPMORGAN CHASE BANK

Documentation Agent